Microbot Medical to Unveil World’s First Fully Disposable Robotic System for Endovascular Procedures

●     Live Demonstration Planned for Monday, January 13, 2020, in San Francisco

●     Breakthrough technology features compact design, remote operation capabilities and an integrated “One & Done ” tool to democratize endovascular procedures

HINGHAM, Mass., Dec. 23, 2019 – Microbot Medical Inc. (NASDAQ: MBOT) today announced the revealing of LIBERTYTM, the world’s first fully disposable robotic system for use in neurovascular, cardiovascular and peripheral vascular procedures. The LIBERTY robotic system features a unique compact design with the capability to be operated remotely, reduce radiation exposure and physical strain to the physician, as well as the potential to eliminate the use of multiple consumables through its “One & Done” capabilities. Microbot is set to publicly display and demonstrate LIBERTY to investors, journalists and healthcare industry leaders on Monday, January 13, 2020, in San Francisco.

“LIBERTY is set to revolutionize the way surgical robotics are being used in endovascular procedures, by eliminating the need for capital equipment, reducing radiation exposure and aiming to streamline the use of disposables during these complex procedures,” commented Harel Gadot, Chief Executive Officer, President, and Chairman. “In addition, with LIBERTY’s remote operation as well as its “One & Done” capabilities, we believe it has the potential to be the first system to democratize endovascular interventional procedures.”

LIBERTY is set to revolutionize the way surgical robotics are being used in endovascular procedures, by eliminating the need for capital equipment, reducing radiation exposure and aiming to streamline the use of disposables

-Harel Gadot, CEO of Microbot

Click to tweet link:

https://ctt.ac/9DV2b

Dr. Eyal Morag, an ABR certified Interventional Radiologist and Chairman of Radiology and Nuclear Medicine at Assuta Ashdod Medical Center in Israel, will be performing the live demonstrations highlighting the unique capabilities of LIBERTY.

“I believe LIBERTY will be welcomed by the interventional community due to its clinical and technical benefits in various subspecialties, such as neurovascular, cardiovascular and peripheral vascular interventions,” commented Dr. Morag. “The system set up is  easy and straightforward, and it offers intuitive remote operation capabilities. These features are designed to reduce radiation exposure and eliminate physical strain on the physicians. Lastly, I believe it will democratize vascular procedures by shortening the physician’s learning curve”

Unveiling/Demonstration Event & Webcast Video

To attend the LIBERTY unveiling and demonstration event on Monday, January 13, at 7:00 am PT, please contact Michael Polyviou at 732-933-2754 or mpolyviou@evcgroup.com.

Members of the media should contact Erich Sandoval at 212-867-1762 or erich.sandoval@finnpartners.com.

Monday, January 13, at 10:00 am ET

The full presentation of the unveiling and demonstration will be available and may be accessed in the ‘Investors’ section of the Company’s website at www.microbotmedical.com.

Additionally, the Company will be hosting One-on-One meetings in San Francisco on Monday, January 13, beginning at 9:00 am PT, through Wednesday, January 15, at 3:00 pm PT. To schedule a One-on-One meeting and a private demonstration, please contact Michael Polyviou at 732-933-2754 or mpolyviou@evcgroup.com.

About Microbot Medical, Inc.

Microbot Medical Inc. (NASDAQ: MBOT) is a pre-clinical medical device company that specializes in transformational micro-robotic technologies, focused primarily on both natural and artificial lumens within the human body. Microbot’s current proprietary technological platforms provide the foundation for the development of a Multi Generation Pipeline Portfolio (MGPP).

Microbot Medical was founded in 2010 by Harel Gadot, Prof. Moshe Shoham, and Yossi Bornstein with the goals of improving clinical outcomes for patients and increasing accessibility through the use of micro-robotic technologies. Further information about Microbot Medical is available at http://www.microbotmedical.com.

Safe Harbor

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects” and “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, including LIBERTY, the outcome of its studies to evaluate the SCS and other existing and future technologies, uncertainty in the results of pre-clinical and clinical trials or regulatory pathways and regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the businesses of Microbot Medical Inc. particularly those mentioned in the cautionary statements found in Microbot Medical Inc.’s filings with the Securities and Exchange Commission. Microbot Medical disclaims any intent or obligation to update these forward-looking statements.

Investor Contact:

Michael Polyviou

EVC Group

mpolyviou@evcgroup.com

732-933-2754

Media Contact:

Erich Sandoval

Finn Partners

erich.sandoval@finnpartners.com

212-867-1762